Supplement
to
Proxy Statement
for
2003 Annual Meeting of Shareholders
of
Archstone-Smith Trust

     This Supplement is being furnished to correct certain information contained in Archstone-Smith Trust’s Proxy Statement for its 2003 annual meeting of shareholders to be held on Tuesday, May 20, 2003 (the “Proxy Statement”). On page 24 of the Proxy Statement, under the caption “Independent Public Accountants—Audit Fees”, we stated that the aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2002 were approximately $400,000. The actual amount billed by KPMG LLP for such professional services was approximately $690,000.

April 4, 2003